Exhibit 3.27

FILED - Oklahoma Secretary of State #3512356819 05/01/2012

OKLAHOMA Secretary of State Electronic Filing

ARTICLES OF ORGANIZATION

DOMESTIC LIMITED LIABILITY COMPANY

Document Number: 19098110002	Submit Date: 5/1/2012

LIMITED LIABILITY COMPANY NAME

The name of the Limited Liability Company is:

WATTENBERG HOLDING, LLC

PRINCIPAL PLACE OF BUSINESS ADDRESS

6120 SOUTH YALE AVENUE, SUITE 1500

TULSA, OK 74136 USA

EFFECTIVE DATE

Effective Date:

Same as filing date.

DURATION

Perpetual

REGISTERED AGENT AND REGISTERED OFFICE ADDRESS

Agent Name

THE CORPORATION COMPANY

Address

1833 SOUTH MORGAN ROAD

OKLAHOMA CITY, OK 73128 USA

ATTACHMENTS

File Label	File Name and Path

SIGNATURE

I hereby certify that the information provided on this form is true and correct to the best of my knowledge and by attaching the signature I agree and understand that the typed electronic signature shall have the same legal effect as an original signature and is being accepted as my original signature pursuant to the Oklahoma Uniform Electronic Transactions Act, Title 12A Okla. Statutes Section 15-101, et seq.

Dated - 5/1/2012

Signature Names

/s/ TEENA S. KAUSER

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